                                                                      EXHIBIT e9

                                    ABN AMRO

                              ASSIGNMENT AGREEMENT

         THIS ASSIGNMENT AGREEMENT (the "Assignment") is dated as of November 30, 2006, by and among ABN AMRO DISTRIBUTORS, INC. ("ABN AMRO Distributors") and PFPC DISTRIBUTORS, INC. ("PFPC Distributors").

                                    RECITALS

         WHEREAS, the parties hereto are also parties to one or more agreements and addenda (the "Existing Agreements") relating to the Dealers listed on Exhibit A hereto making available to its clients shares of ABN AMRO FUNDS (the "Fund") which are distributed by ABN AMRO Distributors; and

         WHEREAS, as provided in Paragraph 2 below, PFPC Distributors will become the distributor for the Fund and ABN AMRO Distributors will cease being the distributor for the Fund; and

         WHEREAS, ABN AMRO Distributors wishes to assign to PFPC Distributors, and PFPC Distributors wishes to accept, all of ABN AMRO Distributors' rights and obligations under the Existing Agreements including the payment of any distribution and shareholder servicing fees.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

         1. Assignment by ABN AMRO Distributors. ABN AMRO Distributors hereby assigns all of its rights and obligations under the Existing Agreements to PFPC Distributors, and PFPC Distributors hereby accepts such assignment. After the date of this Assignment, all references to ABN AMRO Distributors. in the Existing Agreements shall be deemed to refer to PFPC Distributors.

         2. Effective Date. This Assignment shall become effective immediately upon the consummation of the renaming of the ABN AMRO Funds to the Aston Funds, which the parties anticipate to occur on or about November 30, 2006.

         3. Counterparts. This Assignment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

         4. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants, indemnification obligations and conditions of the Existing Agreements shall remain unamended and shall continue in full force and effect.

         IN WITNESS WHEREOF, the undersigned have executed this Assignment Agreement as of the date first written above.

ABN AMRO DISTRIBUTION SERVICES (USA), INC.

By:   /s/ BRUNO DISTEFANO
      -------------------------------
Name:    Bruno DiStefano
Title:   Vice President
Date: November 30, 2006
      -------------------------------

PFPC DISTRIBUTORS, Inc

By:   /s/ BRIAN BURNS
      -------------------------------
Name:    Brian Burns
Title:   President
Date: November 30, 2006
      -------------------------------

                                    EXHIBIT A

                                 LIST OF DEALERS